Exhibit 99.1

DANAHER CEO TO COMMENT ON FINANCIAL PERFORMANCE

Washington, D.C., January 14, 2014 - Danaher Corporation (NYSE:DHR) announced that its President and Chief Executive Officer, H. Lawrence Culp, Jr., will comment tomorrow on the Company’s fourth quarter 2013 performance in a presentation at the J.P. Morgan Healthcare Conference in San Francisco, CA. Mr. Culp will communicate that the Company’s fourth quarter 2013 adjusted diluted net earnings per share and core revenue growth is anticipated to be approximately at the high end of the previously announced guidance.

As previously announced, the company will hold its quarterly earnings conference call for the fourth quarter and year-end 2013 on Tuesday, January 28, 2014 at 8:00 a.m. EST.

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Danaher is a science and technology leader that designs, manufactures, and markets innovative products and services to professional, medical, industrial, and commercial customers.  Our premier brands are among the most highly recognized in each of the markets we serve.  The Danaher Business System provides a foundation to our 63,000 associates around the world, serving customers in more than 125 countries.  In 2012, we generated $18.3 billion of revenue.  For more information please visit our website: www.danaher.com.

Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated diluted net earnings per share and core revenue growth for the fourth quarter 2013 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy and financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate and integrate appropriate acquisitions, contingent liabilities relating to acquisitions and divestures, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reduction and other changes in the healthcare industry, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product defects and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, labor matters, international economic, political, legal and business factors, disruptions relating to man-made and natural disasters, security breaches or other disruptions of our information technology systems and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2012 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2013. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Please contact:

Matt R. McGrew
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Ave, NW
Suite 800W
Washington, D.C. 20037
Telephone:    (202) 828-0850
Fax:         (202) 828-0860